Exhibit 99.1

Violin Memory Announces Third Quarter Fiscal 2015 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--November 24, 2014--Violin Memory®, Inc., (NYSE:VMEM), a leading provider of award-winning all-flash storage arrays and appliances delivering application solutions for the enterprise, today announced financial results for the third fiscal quarter ended October 31, 2014.

Third Quarter Fiscal 2015 Financial Highlights

  Third quarter fiscal 2015 revenue of $21.7 million
  Third quarter fiscal 2015 GAAP1 gross margin of 51%
  Third quarter fiscal 2015 non-GAAP2 gross margin of 54%
  Third quarter fiscal 2015 GAAP net loss of $0.25 per share
  Third quarter fiscal 2015 non-GAAP net loss of $0.19 per share
  Raised $115 million of net proceeds from offering of convertible senior notes

“With our momentum building and strong execution by our team, we delivered a successive quarter of sequential revenue growth and rapidly accelerating bookings,” said Kevin DeNuccio, president and chief executive officer, Violin Memory. “We’re now growing at a 40 to 50 percent annualized rate while beginning to build a backlog that should further improve our performance going forward.”

“With renewed growth and increasing customer confidence in our technology and balance sheet, we’re gaining significant traction in the primary storage segment as large enterprise and cloud data centers begin to transition from disk to flash,” added DeNuccio.

Third Quarter Fiscal 2015 Financial Results

Third quarter fiscal 2015 revenue was $21.7 million, 17% higher than the $18.6 million reported in the second quarter of fiscal 2015, and 23% lower than the $28.3 million recorded in the third quarter of fiscal 2014.

Third quarter fiscal 2015 GAAP gross margin was 51%, compared to 52% reported in the second quarter of fiscal 2015, and 54% recorded in the third quarter of fiscal 2014.

Third quarter fiscal 2015 non-GAAP gross margin was 54%, compared to 55% reported in the second quarter of fiscal 2015, and 55% recorded in the third quarter of fiscal 2014.

Third quarter fiscal 2015 GAAP net loss was $23.5 million, or $0.25 per share, compared to second quarter fiscal 2015 GAAP net loss of $8.4 million, or $0.09 per share. Second quarter fiscal 2015 GAAP net loss included a gain on the sale of the PCIe product line of $17.4 million, or $0.19 per share. Third quarter fiscal 2015 GAAP net loss compares to third quarter fiscal 2014 GAAP net loss of $34.1 million, or $0.85 per share.

Third quarter fiscal 2015 non-GAAP net loss was $17.8 million, or $0.19 per share, compared to second quarter fiscal 2015 non-GAAP net loss of $19.0 million, or $0.21 per share. Third quarter fiscal 2015 non-GAAP net loss compares to third quarter fiscal 2014 non-GAAP net loss of $25.7 million, or $0.64 per share.

Business Outlook

The Company will provide fourth quarter guidance during today’s conference call. Guidance will be posted on Violin Memory’s investor relations website at investor.violin-memory.com following the conclusion of the conference call.

All forward-looking non-GAAP measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles, restructuring and related costs, impairment charges, litigation settlements, gain on the sale of the PCIe product line and gain or loss on equity investments. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

1 Generally Accepted Accounting Principles.

2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Violin Memory Conference Call Information

Violin Memory will host a conference call today at 2:00 p.m. pacific time to discuss financial results and business highlights. This call will be webcast and can be accessed via the Violin Memory website at investor.violin-memory.com. A replay will be available following the call on the same website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID # 26409789.

Non-GAAP Financial Measures

To supplement the reader's overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles ("GAAP") and its outlook, the Company also presents non-GAAP measures of gross profit, gross margin, operating expenses, net loss and net loss per share. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance and trends. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. As a result, the Company does not use, nor does it intend to use, the non-GAAP financial measures when assessing the Company's performance against that of other companies.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating expenses, net loss and net loss per share as the respective GAAP balances, adjusted for stock-based compensation expense, recovery of PCIe components, restructuring charges, litigation settlement, amortization of acquired intangibles, gain on sale of the PCIe product line and loss of debt extinguishment.

This press release contains forward-looking non-GAAP financial information. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to an inability to make accurate projections and estimates related to certain information needed to calculate, for example, future stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the Company’s ability to build backlog, improve its future performance, continue to deliver quarterly sequential revenue growth, continue to grow at the current annualized rate of 40 to 50 percent, continue to accelerate bookings, and gain significant traction in the primary storage segment as large enterprise and cloud data centers transition to flash; and the Company’s business plans and strategy. There are a number of risks and uncertainties that could affect the Company’s performance and financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal year 2015, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Company’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Violin Memory, Inc.

Business in a Flash. Violin Memory transforms the speed of business with high performance, always available, low cost management of critical business information and applications. Violin’s All Flash optimized solutions accelerate breakthrough CAPEX and OPEX savings for building the next generation data center. Violin’s Flash Fabric Architecture™ (FFA) speeds data delivery with chip-to-chassis performance optimization that achieves lower consistent latency and cost per transaction for Cloud, Enterprise and Virtualized mission-critical applications. Violin's All Flash Arrays and Appliances, and enterprise data management software solutions enhance agility and mobility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com. Follow us on Twitter at twitter.com/violinmemory

All Violin Memory news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by Business Wire and are immediately thereafter posted on the company's external website, www.violin-memory.com. Violin, Violin Memory and the Violin Memory logo are trademarks of Violin Memory, Inc. in the U.S. and other countries.

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data, and unaudited)

	Three Months Ended			Nine Months Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2014	2014	2013	2014	2013

Revenue:
Product revenue	$16,887	$14,188	$21,416	$43,848	$67,489
Service revenue	4,842	4,405	6,890	14,607	12,120
Total revenue	21,729	18,593	28,306	58,455	79,609
Cost of revenue:
Cost of product revenue (1)	8,477	6,934	10,555	22,077	37,293
Cost of service revenue (1)	2,099	1,971	2,382	5,968	5,704
Total cost of revenue	10,576	8,905	12,937	28,045	42,997
Gross profit	11,153	9,688	15,369	30,410	36,612
Operating expenses:
Sales and marketing (1)	15,660	15,107	21,299	47,000	58,175
Research and development (1)	12,537	12,994	20,111	41,367	54,845
General and administrative (1)	4,890	5,154	6,627	15,876	14,777
Gain on sale of PCIe product line	-	(17,448)	-	(17,448)	-
Restructuring charges	-	1,306	-	3,062	-
Litigation settlement	-	652	350	652	350
Total operating expenses	33,087	17,765	48,387	90,509	128,147
Loss from operations	(21,934)	(8,077)	(33,018)	(60,099)	(91,535)
Other expense, net	(427)	(181)	(17)	(489)	(303)
Interest and other financing expense	(1,122)	(124)	(1,060)	(1,414)	(1,402)
Loss before income taxes	(23,483)	(8,382)	(34,095)	(62,002)	(93,240)
Income taxes	44	30	18	80	45
Net loss	$(23,527)	$(8,412)	$(34,113)	$(62,082)	$(93,285)
Net loss per share of common stock, basic and diluted	$(0.25)	$(0.09)	$(0.85)	$(0.69)	$(3.92)
Shares used in computing net loss per share of common stock, basic and diluted	92,373	91,410	40,362	90,292	23,809
(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$156	$279	$37	$614	$76
Cost of service revenue	210	93	124	390	775
Sales and marketing	1,291	1,191	2,101	3,919	5,381
Research and development	1,735	1,834	1,828	7,835	4,448
General and administrative	1,861	1,419	4,165	4,951	7,519
	$5,253	$4,816	$8,255	$17,709	$18,199

VIOLIN MEMORY, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	October 31, 2014	January 31, 2014
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$130,134	$40,273
Restricted cash	2,300	-
Short-term investments	40,144	59,106
Accounts receivable, net	18,539	21,055
Inventory	28,695	39,653
Other current assets	9,273	6,154
Total current assets	229,085	166,241
Property and equipment, net	10,834	13,653
Other assets	13,326	4,769
	$253,245	$184,663

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$10,931	$-
Accounts payable	13,089	18,389
Accrued liabilities	18,649	37,315
Deferred revenue	16,038	13,480
Total current liabilities	58,707	69,184
Deferred revenue, noncurrent	10,787	11,755
Long-term liabilities	1,718	-
Convertible senior notes	120,000	-
Total liabilities	191,212	80,939

Stockholders’ equity:
Preferred stock	-	-
Common stock	9	8
Additional paid-in capital	476,714	456,223
Accumulated other comprehensive income	14	115
Accumulated deficit	(414,704)	(352,622)
Total stockholders’ equity	62,033	103,724
	$253,245	$184,663

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands and unaudited)

	Nine Months Ended
	October 31,	October 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(62,082)	$(93,285)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,368	8,737
Gain on sale of PCIe product line	(17,448)	-
Accretion of debt issuance costs to interest expense	541	174
Provision for excess and obsolete inventory	1,033	587
Stock-based compensation	17,709	18,199
Changes in operating assets and liabilities, net:
Accounts receivable	2,516	(1,392)
Inventory	10,409	(13,458)
Other assets	(3,001)	(258)
Accounts payable	(9,675)	3,375
Accrued liabilities	(16,462)	2,659
Deferred revenue	1,590	23,012
Net cash used in operating activities	(66,502)	(51,650)

Cash flows from investing activities:
Purchase of property and equipment	(8,474)	(5,895)
Proceeds from sale of PCIe product line	23,000	-
Increase in restricted cash	(2,300)	-
Purchase of cost method investments	-	(604)
Purchase of investments	(35,261)	(51,743)
Maturity of investments	54,222	-
Net cash provided by (used in) investing activities	31,187	(58,242)

Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	115,397	5,160
Proceeds from issuance of convertible preferred stock, net of issuance costs	-	20,953
Proceeds from sale of common stock, net of issuance costs	908	149,473
Proceeds from debt and line of credit, net of facility set-up costs	36,776	20,078
Repayment of debt and line of credit	(26,395)	(20,500)
Proceeds from exercise of common stock options and restricted stock, net	2,463	508
Repurchase of unvested portion of common stock	-	(388)
Taxes paid related to net share settlement of equity awards	(3,872)	(341)
Net cash provided by financing activities	125,277	174,943
Effect of exchange rates on cash and cash equivalents	(101)	-
Net increase in cash and cash equivalents	89,861	65,051
Cash and cash equivalents at beginning of year	40,273	17,378
Cash and cash equivalents at end of period	$130,134	$82,429

VIOLIN MEMORY, INC.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands, except per share data, and unaudited)

	Three Months Ended
	October 31,	July 31,	October 31,
	2014	2014	2013

Gross profit (GAAP)	$11,153	$9,688	$15,369
Stock-based compensation	366	372	161
Amortization of acquired intangibles	111	111	111
Gross profit (Non-GAAP)	$11,630	$10,171	$15,641

Operating expenses (GAAP)	$33,087	$17,765	$48,387
Stock-based compensation	(4,887)	(4,444)	(8,094)
Gain on sale of PCIe product line	-	17,448	-
Restructuring charges	-	(1,306)	-
Litigation settlement	-	(652)	(350)
Operating expenses (Non-GAAP)	$28,200	$28,811	$39,943

Net loss (GAAP)	$(23,527)	$(8,412)	$(34,113)
Stock-based compensation	5,253	4,816	8,255
Restructuring charges	-	1,306	-
Loss on debt extinguishment	372	-	-
Amortization of acquired intangibles	111	111	111
Litigation settlement	-	652	350
Gain on sale of PCIe product line	-	(17,448)	-
Net loss (Non-GAAP)	$(17,791)	$(18,975)	$(25,747)

Net loss per common share, basic and diluted (GAAP)	$(0.25)	$(0.09)	$(0.85)
Stock-based compensation	0.06	0.05	0.20
Restructuring charges	-	0.01	-
Loss on debt extinguishment	0.00	-	-
Amortization of acquired intangibles	0.00	0.00	0.00
Litigation settlement	-	0.01	0.01
Gain on sale of PCIe product line	-	(0.19)	-
Net loss per common share, basic and diluted (Non-GAAP)	$(0.19)	$(0.21)	$(0.64)

CONTACT:
Violin Memory, Inc.
Investor Relations
Bonnie Mott, 650-396-1525
ir@vmem.com
or
US Press Contact
Walt & Company
Stephanie Johnson, 408-369-7200 x1048
sjohnson@walt.com